As filed with the Securities and Exchange Commission on May 28, 2003

                                                                                                                                                                              Registration No. 333-_________

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PC MALL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4518700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2555 W. 190th Street

Torrance, CA 90504

(Address of Principal Executive Offices)

1994 Stock Incentive Plan

(Full Title of Plan)

______________________________________________

Frank Khulusi

Chief Executive Officer, President and Chairman of the Board

PC Mall, Inc.

2555 W. 190th Street

Torrance, CA 90504

(Name and Address of Agent for Service)

(310) 354-5600

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Robert M. Mattson, Jr.

Craig S. Mordock

Morrison & Foerster LLP

19900 MacArthur Boulevard

Irvine, California 92612

(949) 251-7500

__________________________________________________

CALCULATION OF REGISTRATION FEE

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                                                                                                                                              Proposed

                                                         Amount                        Maximum                             Maximum                            Amount of

Title of Securities                             to be                       Offering Price                 Aggregate offering                  Registration

 to be Registered                      Registered(1)                 Per Share(2)                             Price(2)                                    Fee

___________________________________________________________________________________________________

Common Stock, $.001

par value per share               1,382,278 shares(3)             $3.55                              $4,907,087                               $397

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(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)   Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on May 23, 2003.

(3)   Consists of (i) 313,308 additional shares authorized as of January 1, 2002 under the evergreen provision of the 1994 Plan, (ii) 750,000 additional shares authorized under the 1994 Plan and approved by stockholders of the Company on July 16, 2002 and (iii) 318,970 additional shares authorized as of January 1, 2003 under the evergreen provision of the 1994 Plan.

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed by PC Mall, Inc. (the "Registrant") for the purpose of registering additional securities under the 1994 Stock Incentive Plan of the Registrant, which are the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration Nos. 333-848, 333-76851, 333-38860 and 333-66068) relating to the 1994 Stock Incentive Plan of the Registrant, and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

(a)        The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which includes audited financial statements for the Registrant's latest fiscal year.

(b)        All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (a) above.

(c)        The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 31, 1996 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

 5.1      Opinion of Morrison & Foerster LLP

23.1     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2     Consent of Independent Accountants

24.1     Power of Attorney (See signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act, PC Mall, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on May 27, 2003.

                                                                           PC MALL, INC.

                                                               By:       /s/ Frank F. Khulusi

                                                                           Frank F. Khulusi

                                                                           Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank F. Khulusi and Ted Sanders, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank F. Khulusi Frank F. Khulusi	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	May 27, 2003
/s/ Theodore R. Sanders Theodore R. Sanders	Chief Financial Officer (Principal Financial and Accounting Officer)	May 27, 2003
/s/ Thomas A. Maloof Thomas A. Maloof	Director	May 27, 2003
/s/ Ronald B. Reck Ronald B. Reck	Director	May 27, 2003
/s/ Mark C. Layton Mark C. Layton	Director	May 27, 2003

EXHIBIT INDEX

Exhibit

Number                                   Description

 5.1            Opinion of Morrison & Foerster LLP

23.1           Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2           Consent of Independent Accountants

24.1           Power of Attorney (See signature page)

EXHIBIT 5.1

OPINION OF MORRISON & FOERSTER LLP

[Morrison & Foerster LLP Letterhead]

May 27, 2003

PC Mall, Inc.

2555 W. 190th Street

Torrance, CA 90504

Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,382,278 shares of your common stock, $.001 par value (the "Common Shares") issuable upon exercise of options which may be granted pursuant to the company's 1994 Stock Incentive Plan, as amended (the "Plan").

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the Common Shares or options to purchase Common Shares under the Plan (the "Plan Shares") and such documents as we have deemed necessary to render this opinion.

Based upon the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable Common Shares.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Morrison & Foerster LLP

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2003 relating to the financial statements and financial statement schedule of PC Mall, Inc. (formerly IdeaMall, Inc.), which appears in PC Mall, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

May 23, 2003